PIEDMONT OFFICE REALTY TRUST, INC.
ARTICLES SUPPLEMENTARY

Piedmont Office Realty Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 4.2(ii) of Article IV of the charter of the Company (the “Charter”), the Board of Directors of the Company (the “Board of Directors”), by resolution duly adopted at a meeting duly called and held on June 30, 2011, reclassified and designated 50,000,000 authorized but unissued shares of the Company's Class B-1 Common Stock, par value $.01 per share (the “Class B-1 Shares”), 50,000,000 authorized but unissued shares of the Company's Class B-2 Common Stock, par value $.01 per share (the “Class B-2 Shares”), and 50,000,000 authorized but unissued shares of the Company's Class B-3 Common Stock, par value $.01 per share (the “Class B-3 Shares” and, together with the Class B-1 Shares and the Class B-2 Shares, the “Shares”), as authorized but unissued shares of the Company's Class A Common Stock, par value $.01 per share (the “Class A Common Stock”).

SECOND: A description of the Class A Common Stock is contained in Section 4.2 of Article IV of the Charter.

THIRD: The Shares have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 30th day of June , 2011.

ATTEST:                    PIEDMONT OFFICE REALTY TRUST, INC.

/s/ ROBERT E. BOWERS     By: /s/ DONALD A. MILLER, CFA (SEAL)
Name:    Robert E. Bowers             Name: Donald A. Miller, CFA
Title:     Chief Financial Officer,         Title: Chief Executive Officer and President
Executive Vice President, Secretary,
and Treasurer